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                                                                   EXHIBIT 10.21



                          FORM OF EMPLOYMENT AGREEMENT

1.0     PARTIES AND DATE

         1.1 PARTIES. The parties to this Employment Agreement are American International Airways, Inc. ("AIA") and Conrad Kalitta ("Employee").

         1.2 DATE. This Agreement is dated and effective September ____, 1997.

2.0      TERMS OF EMPLOYMENT

         2.1 CURRENT EMPLOYMENT STATUS. Employee is currently employed by American International Airways, Inc. ("AIA") as its Chief Executive Officer. Employee's current employment status has been as an employee at the will of AIA and his employment has been terminable with or without cause. Similarly, Employee has enjoyed the right to terminate his employment, at his will at any time, with or without cause.

         2.2 PURPOSE OF THIS AGREEMENT. AIA wishes to continue to employ Employee as its Chief Executive Officer. Given the position of responsibility occupied by Employee at AIA, it is the opinion of AIA that Employee is entitled to an increased degree of financial security with regard to his employment. While the status of Employee's employment is still at the will of AIA and is still terminable with or without cause, this Agreement is intended to: (a) relieve Employee of some of the concerns relating to the potential termination of his employment which are inherent in his position; (b) allow for compensation if Employee's employment is involuntarily terminated; and (c) demonstrate AIA's confidence that it will continue to be satisfied with Employee's performance.

         2.3 EMPLOYEE'S DUTIES AND RESPONSIBILITIES. AIA shall continue to employ Employee as its Chief Executive Officer until termination of his employment Agreement under Paragraph 2.09 or 2.10. Employee shall be granted the authority and responsibility to perform those functions which are encompassed by the position of Chief Executive Officer, subject to modification, from time to time, by the Board of Directors of AIA or the Board of Directors of any corporate parent of AIA. Both employee and AIA expect Employee's responsibility, authority and compensation to be dynamic, and to be adjusted from time to time as determined by AIA's Board of Directors, or the Board of Directors of any corporate parent of AIA.

         2.4 COMPENSATION. Employee's initial basic annual compensation ("basic annual compensation") under this Agreement shall not be less than $600,000.00, payable in equal bi-weekly installments, but his basic annual compensation may be adjusted from time to time but shall in no event be less than $600,000.00 per annum. Employee will be entitled to the benefits of any existing available Annual Incentive Compensation Plan as is in effect from time to time, and he may be paid other bonus compensation from time to time based upon his performance and the success of AIA, all as determined by AIA's Board of Directors, or the Board of Directors of any corporate parent of AIA.

         2.5 EMPLOYEE STOCK PURCHASE PLAN. In further consideration of Employee's promises and employment under this Agreement, Employee shall, as part of his compensation, be entitled to the benefits of any Employee Stock Purchase Plan as may exist at any time in the corporation.

         2.6 FRINGE BENEFITS. Employee shall receive long-term disability insurance and any




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other employee fringe benefits that are generally available to all AIA employees, subject to any eligibility requirements of such plan(s), and such other fringe benefits as may be determined from time to time by the AIA's Board of Directors, or the Board of Directors of any corporate parent of AIA.

         2.7 PROPRIETARY INFORMATION.

             A. Employee has had and will have extensive access to and use of, and has played and will play a material role in developing the confidential business and proprietary information of AIA and its customers, and AIA's confidential business practices and procedures and may have access to the confidential business practices and procedures of AIA's affiliated companies (collectively, "AIA's proprietary information"). AIA's proprietary information includes but is not limited to dynamic data bases concerning air cargo aircraft in charter service and suppliers of ground handling and delivery services, customer lists and agreements, vendor lists, employee data, competitor data, price and tariffs lists, bids and quotations, aircraft use and maintenance scheduling procedures, phone lists, computer programs, documents, letters, memoranda, financial information, commission arrangements and other specialized and confidential business arrangements and practices. AIA relies upon its proprietary information for competitive advantage in their markets. Unauthorized disclosure, copying, destruction or removal of AIA's proprietary information, or its use for the benefit of AIA's competitors, could severely and irreparably damage AIA and its affiliates.

             B. Employee shall, while in AIA's employ, diligently safeguard AIA's proprietary information; and when leaving AIA's employment for whatever reason, shall surrender to AIA all written or recorded evidence of AIA's proprietary information in Employee's possession.

             C. After leaving AIA's employment for whatever reason, Employee shall never disclose AIA's proprietary information unless AIA's then-current chief executive officer expressly authorizes the disclosure in writing.

         2.8 COVENANT NOT TO COMPETE. To further protect AIA's proprietary information, Employee agrees that upon termination of his employment with AIA for whatever reason, Employee shall not engage in the air cargo charter management, or charter brokerage business, or in the business of ad hoc or scheduled carriage of air freight under FAA Part 121 or Part 135 certificate, within the United States for three years following such termination, either directly or indirectly, whether as an employee, agent, consultant, broker, partner, principal or otherwise. Employee further waives and releases any future claim against AIA for attempting to enforce Employee's covenant not to compete if AIA does so in the good faith belief that the covenant is enforceable and that Employee has breached or contemplates breaching it. However, Employee may engage in the business of purchasing, selling and/or leasing of aircraft. Employee is the owner of a company known as ConWes, Inc. which is in partnership with a company known as National Aircraft Services, Inc. which owns an STC. The STC involves the removal of turbo compressors and replaces them with a control valve system. Employee may continue to be engaged in the marketing and manufacture of his current interest in this STC, and Employee may continue or institute the development of any other STC of whatever application, whether for ConWes or for another entity.


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         2.9 TERMINATION. Either Employee or AIA may terminate Employee's employment immediately at the terminating party's pleasure, and AIA shall pay to Employee all compensation due through the pay period during which such termination occurs. Upon the termination of Employee's employment, whether at his own election or at the election of AIA, Employee shall promptly return to AIA all company property, including, but not limited to, company credit cards, documents, customer lists, telephones, pagers, computers, computer disks and office equipment.

         2.10 DEATH OR DISABILITY. Employee's employment shall terminate immediately upon Employee's death or disability. Termination due to Employee's death or disability shall be deemed an involuntary severance and entitle employee to the benefits described in Paragraph 3.4 hereof. For the purposes of this Agreement, disability shall mean physical or mental illness resulting in Employee's incapacity to render full-time services to the Corporation for a total of nine (9) months in any period of twelve (12) consecutive months or less. If Employee's termination occurs upon his death, AIA will continue to maintain (at AIA's expense), for a period of six months pursuant to COBRA provisions, all insurances on behalf of Employee's spouse and dependents as were in effect on the date of Employee's death. If Employee's termination occurs upon his disability, AIA will continue to maintain (at AIA's expense) for a period of six (6) months all insurances pursuant to COBRA provisions on Employee's behalf and on behalf of his spouse and his dependents as were in effect on the date of Employee's termination due to disability. Thereafter, AIA shall have no further obligation hereunder with regard to maintenance of insurance policies unless applicable law otherwise so provides.

3.0      SEVERANCE

         3.1 In the event Employee's employment with AIA is severed, voluntarily or involuntarily, and Employee agrees to sign (unless Employee's termination is due to death or disability) a Release and Severance Agreement in a form prepared by AIA, provided that such Severance Agreement does not contradict the terms contained herein and provided that such Severance Agreement places upon Employee no additional material burden. Employee shall then be entitled to certain severance payments (as set forth below) as compensation for his Release of any and all claims he may have against AIA, its employees, officers, directors, shareholders and assigns. In return for such compensation as is set forth (as applicable) below, Employee (by his signature hereto) agrees to sign all releases and confidentiality agreements that AIA may request prior to Employee's receipt of such funds.

         3.2 RELEASE AND SEVERANCE AGREEMENT. The Release and Severance Agreement to be executed by Employee at the time his employment with AIA is severed must include the release and waiver of all claims against AIA for any cause of action whether founded on contract, tort, Federal, state or local statute or regulations including, but not limited to, any claims under the Elliott-Larsen Civil Rights Act, the Michigan Handicappers Civil Rights Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Worker's Benefit Protection Act, Title VII of the Civil Rights Act of 1964, and any discrimination on the basis of national origin, hostile work environment, sex, race, religion, age, handicap, marital status, height, weight, or wrongful discharge.

         3.3 SEVERANCE - VOLUNTARY. In the event Employee chooses to terminate his employment with AIA and executes all releases and confidentiality agreements which AIA may request, Employee shall be eligible to receive severance compensation equivalent to one (1) month's pay.

Both AIA and Employee acknowledge that Employee is not otherwise entitled to the such compensation and that such severance compensation is in consideration of Employee's voluntary and willing execution




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of any and all releases and confidentiality agreements which AIA may request in furtherance of the requirements set forth herein.

3.4 SEVERANCE - INVOLUNTARY. If AIA terminates his employment against the wishes of Employee, Employee shall be entitled, as his exclusive remedy for such termination, to three (3) years of the basic annual compensation he would have received, payable when it would have been paid in the absence of termination on a bi-weekly basis. Both Employee and AIA acknowledge that the severance compensation set forth above in this paragraph 3.4 is intended to and does reflect liquidated damages which Employee may incur by virtue of the involuntary loss of his employment. By his signature hereto, Employee agrees to release, to the greatest extent allowable by applicable law, any claim against AIA or their respective officers and directors (or any corporate affiliate of AIA or their respective officers and directors) relating to his employment or the termination thereof. Both AIA and Employee acknowledge that Employee is not otherwise entitled to the such compensation and that such severance compensation is in consideration of Employee's voluntary and willing execution of any and all releases and confidentiality agreements which AIA may request prior to Employee's receipt of such funds.

4.0      GENERAL PROVISIONS

         4.1 CONSTRUCTION. This Agreement is made and performable in Washtenaw County, Michigan. Michigan law and the Federal Arbitration Act shall govern its effect and construction. No rule of construction resolving ambiguity against a drafting party shall apply. This Agreement binds and benefits the parties and their respective heirs, personal representatives, successors and assigns. All previous oral and written agreements, including, without limitation, any previous employment agreement concerning Employee's employment and compensation by AIA or any of AIA's subsidiaries are no longer effective, because they are merged into and replaced by this Agreement. Employee agrees that his obligations under this Agreement to protect AIA's proprietary information are in addition to Employee's implied obligations under Michigan law, and that all of those obligations may be enforced by equitable remedies, such as injunction, as well as by damages resulting from their breach.

         4.2 SEVERABILITY, MODIFICATION, ENTIRE AGREEMENT. Whenever possible, each provision of this Agreement shall be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement sets forth the entire agreement of the parties with respect to Employee's employment by AIA, and supersedes all prior agreements, promises, covenants, arrangements, communications representations, or warranties whether oral or written, by any representative of either AIA or by Employee.

         4.3 AMENDMENTS. To amend this Agreement, AIA and Employee must sign a written amendment that identifies by paragraph number the provision that it purports to amend. No noncomplying course of dealing or waiver shall be construed to amend this Agreement.

         4.4 BINDING AGREEMENT TO ARBITRATE DISPUTES. All disputes under or relating to this Agreement shall be resolved exclusively by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect at the time the arbitration proceeding commences; except that: (i) Paragraphs 4.1 and 4.2 will govern the effect and construction of this agreement; (ii) the locale of any arbitration shall be Ann Arbor, Michigan, unless otherwise mutually agreed in writing; (iii) any dispute or claim shall be deemed waived unless arbitration is demanded within ninety (90) days of the occurrence giving rise to the dispute or claim; (iv) the arbitrator or arbitrators


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shall with any award supply written findings of fact and conclusions of law; (v)
a party may seek preliminary injunctive or other equitable relief from any court of competent jurisdiction to preserve the status quo pending selection of an arbitrator; (vi) an arbitrator may by interim or final award grant declarative and injunctive and other equitable relief (the parties acknowledge that remedies at law may be adequate to protect against or remedy breach of this agreement);
(vii) the decision of the arbitrator shall be final and binding and the exclusive remedy for any alleged breach of the employment relationship; (viii) the arbitrator shall have no authority to change any provision of this Agreement; and (ix) a prevailing party in litigation to require arbitration or to obtain preliminary relief pending establishment of an arbitration panel, in arbitration, or in litigation to confirm or enforce an arbitration award will be entitled to recover its reasonable attorneys' fees and costs. An arbitration award will be final and binding on all parties, and judgment upon such arbitration award may be entered in any court of competent jurisdiction.

         4.5 SUCCESSORS OR ASSIGNS: This Agreement shall be binding upon all successors and assigns of AIA, any assigns of all or substantially all of its business, and any other corporation into which AIA may be merged or with which it may be consolidated. This Agreement, and any rights Employee may have to receive payments, may not be assigned or pledged by him in any manner whatsoever.

         4.6 APPLICABLE LAW. This Agreement has been executed in the State of Michigan. This Agreement shall be governed and controlled in all respects by the laws of the State of Michigan, including as to interpretation, enforceability, validity, and construction (but without regard to principles of choice of law or conflicts).

         4.7 INDEMNIFICATION. AIA shall indemnify Employee, to the maximum extent permitted by Michigan law, during and after the termination of his employment, against all judgments, settlement payments, costs, attorney fees, and other reasonable expenses incurred by Employee in connection with the defense of any action, suit, or proceeding, arising from event before or during the term of Employee's employment to which Employee has been made a party because of the good-faith performance of his duties under this Agreement. This right of indemnification shall be in addition to any rights that Employee may otherwise be entitled to under the bylaws of the Corporation or otherwise.

         4.8 NO SET-OFF OR COUNTERCLAIM. Employee's right to payment afforded hereunder shall be absolute and unconditional and shall not be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment, diminution, reduction, recoupment or other right which AIA may have against Employee or any other person for any reason whatsoever.


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SO AGREED:

AMERICAN INTERNATIONAL AIRWAYS, INC.         EMPLOYEE



---------------------------------            ---------------------------------
Michael F. Maraone                           Conrad A. Kalitta
Vice President and C.F.O.


Dated:                                       Dated:
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